Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the consolidated financial statements of Aquestive Therapeutics, Inc. incorporated herein by reference.

/s/ KPMG LLP

New York, New York

August 9, 2023